The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for certain forward-looking statements when such statements are accompanied by meaningful cautionary statements. The management of American Italian Pasta Company ("Company" or "AIPC") may occasionally make forward-looking statements and estimates (such as forecasts and projections) of the Company's future financial performance or statements of management's plans and objectives. These forward-looking statements may be contained in, among other things, filings with the Securities and Exchange Commission and press releases made by the Company, or may be made orally by the officers of the Company. THE COMPANY IS, HOWEVER, UNDER NO DUTY TO UPDATE ANY FORWARD-LOOKING STATEMENT.

     Actual results of the Company's operations could materially differ from those indicated in the forward-looking statements. Therefore, no assurances can be given that the matters indicated in such forward-looking statements will be realized. Significant factors that could cause the Company's actual results to differ from those indicated in the forward-looking statements include, but are not limited to, the factors discussed below. PERSONS EVALUATING SUCH FORWARD-LOOKING COMMENTS SHOULD CAREFULLY CONSIDER THESE FACTORS, AND ANY AMENDMENTS OR SUPPLEMENTS HERETO, IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THE COMPANY'S PUBLIC DOCUMENTS.

DEPENDENCE ON MAJOR CUSTOMERS

     Historically, a limited number of customers have accounted for a substantial portion of the Company's revenues. The Company expects it will continue to rely on a limited number of major customers for a substantial portion of its revenues in the future. The Company has an exclusive supply contract with Sysco (the "Sysco Agreement") effective through June 2003, with a renewal option by Sysco for one additional three-year period. The Company has a long-term manufacturing and distribution agreement with Bestfoods, formerly known as CPC International Inc. (the "Bestfoods Agreement") that requires Bestfoods to purchase a minimum of 175 million pounds of pasta annually for nine years. The Company does not have supply contracts with a substantial number of its customers, including Sam's Club. Accordingly, the Company is dependent upon its customers to sell the Company's products and to assist the Company in promoting market acceptance of, and creating demand for, the Company's products. An adverse change in, or termination or expiration without renewal of, the Company's relationships with or the financial viability of one or more of its major customers could have a material adverse effect on the Company's business, financial condition and results of operations.

     In addition, certain exclusivity provisions of the Sysco Agreement and Bestfoods Agreement prevent AIPC from producing and supplying competitors of Sysco and Bestfoods with certain pasta products. Under the Sysco Agreement, the Company is restricted from supplying pasta products to food service businesses other than Sysco without Sysco's consent. Without Bestfoods' consent, AIPC may not produce branded retail pasta for Borden, New World Pasta, LLC or Barilla Alimentare S.p.A. ("Barilla"), and is limited to the production of an aggregate of 12 million pounds of branded pasta products annually for other producers.

MANAGEMENT OF GROWTH

     The Company has experienced rapid growth and management expects significant additional growth in the future. Successful management of any such future growth will require the Company to continue to invest in and enhance its operational, financial and management information resources and systems, attract and retain management personnel to manage such resources and systems, accurately forecast sales demand and meet such demand, accurately forecast retail sales, control its overhead, and attract, train, motivate and manage its employees effectively. There can be no assurance that the Company will continue to grow, or that it will be effective in managing its future growth. Any failure to effectively manage growth could have a material adverse effect on the Company's business, financial condition and results of operations.

RAW MATERIALS

     The principal raw material in the Company's products is durum wheat. Durum wheat is used almost exclusively in pasta production and is a narrowly traded, cash only commodity crop. The Company attempts to minimize the effects of durum wheat cost fluctuations through forward purchase contracts and raw material cost-based pricing agreements with many of its customers. The Company's commodity procurement and pricing practices are intended to reduce the risk of durum wheat cost increases on profitability, but also may temporarily affect the Company's ability to benefit from possible durum wheat cost decreases. The supply and price of durum wheat is subject to market conditions and is influenced by numerous factors beyond the control of the Company, including general economic conditions, natural disasters and weather conditions, competition, and governmental programs and regulations. The supply and cost of durum wheat may also be adversely affected by insects, plant diseases and fungi, including the karnal bunt fungus. The Company also relies on the supply of plastic, corrugated and other packaging materials. Many of these items may fluctuate in price due to market conditions beyond the Company's control. The costs of durum wheat and packaging materials have varied widely in recent years and future changes in such costs may cause the Company's results of operations and margins to fluctuate significantly. A large, rapid increase in the cost of raw or packaging materials could have a material adverse effect on the Company's operating profit and margins unless and until the increased cost can be passed along to customers.
Historically, changes in prices of the Company's pasta products have lagged changes in the Company's materials costs. Competitive pressures may also limit the ability of the Company to raise prices in response to increased raw or packaging material costs in the future. Accordingly, there can be no assurance as to whether, or the extent to which, the Company will be able to offset raw or packaging material cost increases with increased product prices.

COMPETITION

     The Company competes in a highly-competitive environment against numerous well-established national, regional and foreign companies, and many smaller companies in the procurement of raw materials, the development of new pasta products and product lines, the improvement and expansion of previously introduced pasta products and product lines and the production, marketing and distribution of pasta products. Some of these companies have longer operating histories, significantly greater brand recognition and financial and other resources than the Company. The Company's direct competitors include large multi-national companies such as Borden with brands such as Prince(R), Creamette(R), and New World Pasta LLC with brands such as American Beauty(R), San Giorgio(R), and Ronzoni(R) (which New World recently acquired from Hershey), regional U.S. producers of retail and institutional pasta such as Dakota Growers Pasta Company ("Dakota Growers"), a farmer-owned cooperative in North Dakota, Philadelphia Macaroni Co. Inc. ("Philadelphia Macaroni") and A. Zerega's Sons, Inc. ("Zerega's"), each an independent producer, and foreign companies such as Italian pasta producers De Cecco ("De Cecco") and Barilla.

     The Company's competitive environment depends to a significant extent on the aggregate industry capacity relative to aggregate demand for pasta products. Several domestic pasta producers have recently completed increases in domestic production capacity. In addition to AIPC's capital expansions, management believes that these capacity additions represent more than 200 million pounds in aggregate. Dakota Growers recently increased the capacity of its durum wheat mill. Barilla recently completed a pasta production plant near Ames, Iowa with an estimated annual pasta capacity of over 150 to 200 million pounds. Two major pasta producers have also recently announced planned reductions in pasta production capacity. Borden closed or sold five of its ten North American pasta plants, and Bestfoods eliminated its capacity of approximately 180 million pounds in 1997. Increases in industry capacity levels above demand for pasta products could have a material adverse effect on the Company's business, financial condition and results of operations.

     Several foreign producers, based principally in Italy and Turkey, have aggressively targeted the U.S. pasta market in recent years. In 1996, a U.S. Department of Commerce ("Commerce") investigation revealed that several Italian and Turkish producers were engaging in unfair trade practices by selling pasta at less than fair value in the U.S. markets and benefiting from subsidies from their respective governments. Effective July 1996, Commerce imposed anti-dumping and countervailing duties on Italian and Turkish imports (the "1996 Anti-dumping Order"). In December 1998, Commerce announced the final results of its review of 1996 Anti-dumping Order for three Turkish producers. Commerce indicated that one of the producers had not had any shipments during the review period (January 19, 1996 to June 30, 1997), maintained the anti-dumping and countervailing duties for another Turkish producer and repealed such duties for the third. In addition, Commerce conducted an administrative review of its 1996 Anti-dumping Order relating to 8 Italian pasta producers, including Barilla and De Cecco. Commerce maintained the anti-dumping duties for most of the Italian pasta producers, including Barilla. While such duties may enable the Company and its domestic competitors to compete more favorably against Italian and Turkish producers in the U.S. pasta market, there can be no assurance that the duties will be maintained for any length of time, or that these or other foreign producers will not sell competing products in the United States at prices less than those of the Company. Bulk imported pasta, and pasta produced in the U.S. by foreign firms, are generally not subject to such anti-dumping and countervailing duties. Foreign pasta producers generally may avoid such duties by importing bulk pasta into the United States and repackaging it in U.S. facilities for distribution.

RELIANCE ON PASTA; PRODUCT LINE CONCENTRATION

     Since commencing operations in 1988, the Company has focused exclusively on the dry pasta industry. For the foreseeable future, AIPC expects to continue to receive substantially all of its revenues from the sale of pasta and pasta-related products. Because of this product concentration, any decline in the demand or pricing for dry pasta, any shift in consumer preferences away from dry pasta, or any other factor that adversely affects the pasta market, could have a more significant adverse effect on the Company's business, financial condition and results of operations than on pasta producers which also produce other products. In addition, the Company's pasta production equipment is highly specialized and is not adaptable to the production of non-pasta food products.

RELIANCE ON KEY PERSONNEL

     The Company's operations and prospects depend in large part on the performance of its senior management team. No assurance can be given that the Company would be able to find qualified replacements for any of these individuals if their services were no longer available. The loss of the services of one or more members of the Company's senior management team could have a material adverse effect on the Company's business, financial condition and results of operations. The Company does not maintain key person life insurance on any of its key employees. The Company has employment agreements with certain members of senior management.

TRANSPORTATION

     Durum wheat is shipped to the Company's production facility in Missouri directly from North Dakota, Montana and Canada under a long-term rail contract with its most significant rail carrier, the Canadian Pacific Rail System. Under such agreement, the Company is obligated to transport specified wheat volumes and, in the event such volumes are not met, the Company must reimburse the carrier for certain of its costs. The Company also has a rail contract to ship semolina, milled and processed at the Missouri facility, to the South Carolina facility. An extended interruption in the Company's ability to ship durum wheat by railroad to the Missouri plant, or semolina to the Company's South Carolina facility, could have a material adverse affect on the Company's business, financial condition and results of operations. The Company experienced a significant interruption in railroad shipments in 1994 due to a railroad strike. While the Company would attempt to transport such materials by alternative means if it were to experience another interruption due to strike, natural disasters or otherwise, there can be no assurance that the Company would be able to do so or be successful in doing so in a timely and cost-effective manner. The Company's Kenosha, WI plant is supplied through a long-term supply agreement with Amber Milling Company, a division of Harvest States Cooperative whose wheat mill is adjacent to the Company's pasta production facility.

PRODUCTION AND INVENTORY MANAGEMENT

     Most of the Company's customers use, to some extent, inventory management systems which track sales of particular products and rely on reorders being rapidly filled by suppliers to meet consumer demand rather than on large inventories being maintained by retailers. Although these systems reduce a retailer's investment in inventory, they increase pressure on suppliers like the Company to fill orders promptly and thereby shift a portion of the retailer's inventory management cost to the supplier. The Company's production of excess inventory to meet anticipated retailer demand could result in markdowns and increased inventory carrying costs for the Company. In addition, if the Company underestimates the demand for its products, it may be unable to provide adequate supplies of pasta products to retailers in a timely fashion, and may consequently lose sales.

FLUCTUATIONS IN FUTURE QUARTERLY OPERATING RESULTS AND POTENTIAL NEGATIVE IMPACT/VOLATILITY IN OUR STOCK PRICE

     The Company's results of operations may fluctuate on a quarterly basis and may be below expectations of analysts and investors, and, as a result, the price of our common stock may fall or become volatile. Factors that could cause quarterly fluctuations include total sales volumes, the timing and scope of new customer volumes, the timing and amounts of price adjustments due to durum wheat and other cost changes, the cost of raw materials, including durum wheat (see the discussion under "Raw Materials" above), plant expansion costs and interest expenses.

RISK OF PRODUCT LIABILITY

     Although the Company has never been involved in a product liability lawsuit, the sale of food products for human consumption involves the risk of injury to consumers as a result of tampering by unauthorized third parties, product contamination or spoilage, including the presence of foreign objects, substances, chemicals, aflatoxin and other agents, or residues introduced during the growing, storage, handling or transportation phases. While the Company is subject to U.S. Food & Drug Administration inspection and regulations and believes its facilities comply in all material respects with all applicable laws and regulations, there can be no assurance that consumption of the Company's products will not cause a health-related illness in the future or that the Company will not be subject to claims or lawsuits relating to such matters. The Company maintains product liability insurance in an amount which the Company believes to be adequate. However, there can be no assurance that the Company will not incur claims or liabilities for which it is not insured or that exceed the amount of its insurance coverage.

TECHNOLOGICAL OBSOLESCENCE

     The Company believes that one of its current competitive advantages is the Company's state of the art production equipment, which reduces the Company's production costs when compared with production facilities using less advanced equipment. If other pasta producers acquire similar equipment or acquire more advanced equipment that provide greater efficiencies, the Company's current perceived competitive advantage might be diminished or eliminated. This could have a material adverse effect on the Company's business, financial condition and results of operations.

OUR INTERNATIONAL EXPANSION EFFORTS MAY NOT BE SUCCESSFUL.

     The Company is in the process of building a pasta-producing facility in Italy. To date, we have no experience in operating or distributing products on an international basis. We cannot assure you that our international efforts will be successful. We expect to incur significant costs in:

          - establishing international distribution networks;

          - complying with local regulations;

          - overseeing the distribution of products in foreign markets; and

          - modifying our business/accounting processing system for each international market we enter.

     If our international revenues are inadequate to offset the expense of establishing and maintaining foreign operations, our business could be harmed. In addition, there are several risks inherent in doing business on an international level. These risks include:

          - potentially complex regulatory requirements;

          - export and import restrictions;

          - tariffs and other trade barriers;

          - difficulties in staffing and managing foreign operations;

          - fluctuations in currency exchange rates and inflation risks;

          - seasonal fluctuations in business activity in other parts of the world;

          - changes in a specific country's or region's political or economic conditions, particularly in emerging markets; and

          - potentially adverse tax consequences.

          - difficulty in securing or transporting raw materials or transporting finished product.

          - competitive activity.

     Any of these risks could adversely impact the success of our international operations.

FINANCIAL LEVERAGE; SENSITIVITY TO INTEREST RATE FLUCTUATIONS; COVENANT RESTRICTIONS

     The Company's business requires a substantial capital investment, which the Company has and may finance through third-party lenders. The degree to which the Company is financially leveraged following such borrowings and the terms of the Company's indebtedness could have important consequences to stockholders, including: (i) the Company's ability to obtain additional financing in the future for working capital, capital expenditures, and general corporate purposes may be impaired; (ii) a substantial portion of the Company's cash flow from operations may have to be dedicated to the payment of the principal of and interest on its indebtedness; (iii) the terms of such indebtedness may restrict the Company's ability to pay dividends; and (iv) the Company may be more highly leveraged than many of its competitors, which may place the Company at a competitive disadvantage.

     Although the Company used the net proceeds of its initial public offering to substantially reduce the amount of the Company's indebtedness, the Company may incur additional amounts of variable-rate indebtedness in the future. If this were to occur, and if interest rates were to significantly increase thereafter, the Company's operating results and its ability to satisfy its debt service obligations may be materially and adversely affected. The Company has and may use interest rate protection agreements covering its variable rate indebtedness to limit the Company's exposure to variable rates by fixing the Company's base interest rate. There can be no assurance, however, that in the future the Company will be able to enter into such agreements or that such agreements will not adversely affect the Company's financial performance.

     The limitations contained in the agreements relating to the Company's credit facility, together with the leveraged position of the Company, restrict the Company from paying dividends and could limit the ability of the Company to effect future debt or equity financings and may otherwise restrict corporate activities, including the ability to avoid defaults and to respond to competitive market conditions, to provide for capital expenditures beyond those permitted or to take advantage of business opportunities.